Exhibit 99.1

China Recycling Energy Corporation Announces Registered Direct Offering

XI’AN, China, April 15, 2019 (GLOBE NEWSWIRE) -- China Recycling Energy Corporation. (Nasdaq: CREG) (“CREG” or “the Company”), a leading industrial waste-to-energy solution provider in China, is pleased to announce today that it has entered into definitive purchase agreements with certain institutional accredited investors to purchase in a registered direct offering 2,359,272 shares of its common stock, at a purchase price of $0.80 per share, for gross proceeds of approximately $1.88 million. Additionally, CREG has also agreed to issue to the investors unregistered warrants to purchase up to 1,769,454 shares of common stock. The offering is expected to close on or about April 16, 2019, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants will have an exercise price of $0.9365 per share, will be exercisable commencing six months following the issuance date and will expire five and one-half years from the issuance date.

CREG intends to use the net proceeds from this offering for working capital and general corporate purposes.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by CREG pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission (“SEC”) and the base prospectus contained therein (File No. 333-221868). The offering of the shares of common stock will be made only by means of a prospectus. A final prospectus supplement and accompanying base prospectus relating to the securities being offered will be filed with the SEC.   Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Recycling Energy Corp.

China Recycling Energy Corporation (Nasdaq: CREG) (“CREG” or “the Company”) is based in Xi’an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1 percent of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://creg-cn.investorroom.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of CREG and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, but not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions relating to the registered direct offering and those discussed in the Company’s annual and periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Adeline Gu, Chief Financial Officer

China Recycling Energy Corp.

Tel: +86- 139 9287 0723

Email: gugreg@hotmail.com